Exhibit 21.1

SUBSIDIARIES OF

COMVERSE, INC.

SUBSIDIARY	JURISDICTION OF INCORPORATION
Amarex Technology, Inc.	Delaware
Boston Technology International, Inc.	Delaware
Boston Technology Mexico, Inc.	Delaware
Comverpor Sistemas De Telecomunicacoes, LDA	Portugal
Comverse (NZ) Limited	New Zealand
Comverse Albania Holdings, Inc.	Delaware
Comverse Argentina, S.A.	Argentina
Comverse Australasia Pty Ltd.	Australia
Comverse Belgium SA	Belgium
Comverse Chile S.A.	Chile
Comverse Chile, Inc.	Delaware
Comverse Czech s.r.o.	Czech Republic
Comverse Denmark ApS	Denmark
Comverse do Brasil Ltda.	Brazil
Comverse Finland OY	Finland
Comverse France S.A.	France
Comverse Germany GmbH	Germany
Comverse Hellas Services Limited Liability Company	Greece
Comverse Holdings, Inc.	Delaware
Comverse Investments Ltd.	Israel
Comverse Italia Srl.	Italy
Comverse Japan Ltd.	Japan
Comverse Kenan Americas Holdings, Inc.	Delaware
Comverse Kenan Bermuda Limited	Bermuda
Comverse Kenan Canada Corp.	Canada
Comverse Kenan Canada Holdings, Inc.	Delaware
Comverse Kenan de Mexico de R.L. de C.V.	Mexico
Comverse Kenan Luxembourg Sarl	Luxembourg
Comverse Kenan Malaysia Sdn Bhd(1)	Malaysia
Comverse Kenan Mauritius Limited	Mauritius
Comverse Kenan Singapore Pte. Ltd.	Singapore
Comverse Kenan UK	United Kingdom
Comverse Ltd.	Israel
Comverse Malaysia SDN, BHD	Malaysia
Comverse Media Holding Inc.	Delaware
Comverse Media Ltd.	Israel
Comverse Netherlands B.V.	Netherlands
Comverse Network Systems Asia Pacific Limited	Hong Kong
Comverse Network Systems Austria GmbH	Austria
Comverse Network Systems Canada, Inc.	Canada

SUBSIDIARY	JURISDICTION OF INCORPORATION

Comverse Network Systems Europe B.V.	Netherlands
Comverse Network Systems India Pvt. Ltd.	India
Comverse Network Systems Mexico, S.A. de C.V.	Mexico
Comverse Network Systems Pac Rim, Inc.	Delaware
Comverse Network Systems Servicios Mexico S.C.	Mexico
Comverse Network Systems Sistemleri Sirketi Ltd.	Turkey
Comverse Network Systems South Africa	South Africa
Comverse Network Systems Spain SL	Spain
Comverse Philippines Inc.	Philippines
Comverse Singapore Pte. Ltd.	Singapore
Comverse Sp. z.o.o.	Poland
Comverse Sweden AB	Sweden
Comverse Switzerland, S.A.	Switzerland
Comverse Technology (Shenzhen) Company Ltd.	China
Comverse Thailand Ltd.	Thailand
Comverse UK Ltd.	United Kingdom
Comverse, Inc.	Delaware
CTI Capital Corporation	Delaware
CTI Venture Corp.	Delaware
Efrat Promotion & Growth Ltd.	Israel
Exalink Ltd.	Israel
Gaya Software Industries Ltd.	Israel
Music4me Ltd.	Israel
Netcentrex Inc.	California
Netonomy B.V.(1)	Netherlands
Netonomy Inc.	Delaware
Netonomy Ltd.	United Kingdom
Odigo Ltd.	Israel
Odigo, Inc.	Delaware
OOO “Comverse Network Systems”	Russia
PT. Comverse Indonesia	Indonesia
Starhome B.V.	Netherlands
Starhome GmbH	Switzerland
Starhome Ltd.	Israel

(1)	Process of liquidation.